                                                                    EXHIBIT 99.1

                                 LOAN AGREEMENT



                                     DATED: June 29, 1999

Borrower's Name:                     Gregory M. Shepard

Address:                             303 E. Washington Street

                                     Bloomington, IL  61701

Lender's Name:                       American Union Financial Corporation

Address:                             303 E. Washington Street

                                     Bloomington, IL  61701

INCEPTION DATE:                      June 29, 1999

EXPIRATION DATE:                     June 30, 2001

LOAN AMOUNT:                         $4,583,892

INTEREST RATE:                       6.50% subject to change to
                                     be equal to the call money rate

       Borrower agrees as follows:

            1. To execute a promissory note and security agreement acceptable and payable to Lender for the amount of the loan made available hereunder, together with such other documents as may be required. Borrower's liability for the principal amount of such loan shall not exceed the amount of the outstanding principal balance shown above.

            2. To pay interest on the sum loaned from the date of such loan to the date of repayment.

            3. All sums made available hereunder shall be used for the following business purposes:

               Borrower will use the proceeds of this loan to purchase 277,200 common shares of Meridian Insurance Group, Inc. from Lender.

       Lender agrees as follows:

            1. To grant a loan to the undersigned borrower in the amount stated
               above and in accordance with the terms and conditions of this agreement.

                      AGREED TO BY LENDER:

                      AMERICAN UNION FINANCIAL CORPORATION



                      BY  /s/ Gregory M. Shepard, President
                         -----------------------------------
                            Gregory M. Shepard, President


                      AGREED TO BY BORROWER:

                      Gregory M. Shepard


                      BY  /s/ Gregory M. Shepard
                         -----------------------------------
                                 Gregory M. Shepard

                                 PROMISSORY NOTE


Borrower                   Gregory M. Shepard
Name &                     303 E. Washington St.
Address                    Bloomington, IL  61701

Lender's                   American Union Financial Corporation
Name &                     303 E. Washington St.
Address                    Bloomington, IL  61701

Inception Date             June 29, 1999
Maturity Date              June 30, 2001
Loan Amt.                  $4,583,892

The undersigned Borrower promises to pay to the order of the above-named Lender (at the Lender's address shown above) the Principal Sum of Four Million Five Hundred Eighty Three Thousand Eight Hundred Ninety Two Dollars ($4,583,892) plus interest from June 29, 1999 until final maturity on June 30, 2001 at the rate of 6.50% per cent per annum, payable in installments in accordance with the enclosed payment schedule.

The interest rate on this note is subject to change from the above so as to be equal to the call money rate calculated quarterly on January 1, April 1, July 1 and October 1 of each year.

The amounts of all payments scheduled above will be adjusted to reflect changes in the effective interest rate.

Notwithstanding anything to the contrary contained herein, the interest rate on this note shall at no time exceed the highest contract rate permitted by law.

INTEREST: All payments, whenever made, shall apply first toward accrued interest, with the remainder of any payment applying toward principal. Any accrued interest not paid when due (whether due by reason of a schedule of payments or due because of Lender's demand) shall become part of the principal thereafter, and shall itself bear interest at the applicable interest rate.

PREPAYMENT: Borrower may prepay this Note at any time prior to maturity without penalty. Any partial prepayments shall not relieve or diminish any scheduled subsequent payments of principal or interest until all obligations are paid in full.

COSTS OF COLLECTION: Except where prohibited by law, the Borrower promises to pay all costs of collection, including but not limited to reasonable attorney's fees, paid or incurred by the Lender on account of such collection, whether or not suit is filed with respect thereto.

WAIVER: Demand, presentment, protest, notice of non-payment and dishonor of this Promissory Note are hereby waived. Lender may release any party or security, make future loans to any party or contractually change its relationship to or the obligation of any party without waiving or affecting the obligation of any other party to this Note. A party to this Note is any maker, surety, endorser or guarantor. Waiver by the Lender at any time of any right conferred by this Note or any agreement securing same will not affect the Lender's future exercise of said right or any other.

SET-OFF: Lender may at any time before or after Default exercise its right to set off all or any portion of the indebtedness evidenced hereby against any liability or indebtedness of the Lender to the Borrower (whether owned by the Borrower alone or in conjunction with any other person or entity, provided that the Borrower has a beneficial interest therein) without prior notice to the Borrower.

DEFAULT AND ACCELERATION: The Borrower shall be in Default upon the occurrence of any one or more of any of the following events: (1) the Borrower shall fail to pay, when due, any amount required hereunder; (2) any warranty or representation made by the Borrower shall prove to be false or misleading in any respect; (3) the Borrower or any guarantor of this Promissory Note shall liquidate, merge, dissolve, terminate its existence, suspend business operations, have a receiver appointed for all or any part of its property, make an assignment for the benefit of its creditors, or file or have filed against it any petition under any existing or future bankruptcy or insolvency law; (4) any change occurs in the condition or affairs (financial or otherwise) of the Borrower or any guarantor of this Promissory Note which, in the opinion of the Lender, impairs the Lender's security or increases its risk with respect to this Promissory Note; (5) Borrower fails to keep any promise under any agreements intended to secure the repayment of this Promissory Note; or (6) Lender reasonably deems itself insecure. Unless prohibited by law, the Lender may, at its option, declare the entire unpaid balance of principal and interest immediately due and payable without notice or demand at any time after Default as such term is defined in this paragraph.

Borrower authorizes any attorney to appear in a court of record and confess judgment, without process, against Borrower, in favor of Lender, for any sum unpaid and due Lender on this note, together with collection costs including reasonable attorney's fees.

This Note is secured by the Security Agreement hereafter.

Until terminated in writing, this Security Agreement secures this Note, all extensions and renewal thereof, and all prior, contemporaneous and future debts owed to the Lender by Borrower, whether originally owned or transferred to Lender, PROVIDER HOWEVER, that this Security Agreement shall not secure such other indebtedness incurred primarily for personal, family, or household purposes, and which is thereby within the regulatory scheme of Truth in Lending, unless this Security Agreement is disclosed as required by Truth in Lending; and, provided further, even though this Security Agreement is properly disclosed as required by Truth in Lending, it will not secure such other indebtedness if the Borrower is entitled to a Right of Rescission, unless such Right of Rescission is given as required and Borrower fails to elect to rescind within the time provided by law.

Borrower warrants, represents and agrees that:

In the event of Default under the Terms and Conditions of this Note, Lender shall have all the rights under the Uniform Commercial Code. Borrower and Lender agree that as to any reasonable notice requirement under the Uniform Commercial Code, that such reasonable notice requirements shall consist of seven days written notice mailed to the last known address of the Borrower.

                                             By signing below, the
                                             Borrower signs this Note
                                             and Security Agreement and
                                             agrees to its terms and
                                             conditions.

                                             GREGORY M. SHEPARD



                                             By /s/ Gregory M. Shepard
                                               ---------------------------------
                                                      Gregory M. Shepard

                                PAYMENT SCHEDULE

                    AMERICAN UNION FINANCIAL CORPORATION LOAN
                              TO GREGORY M. SHEPARD

                               DATED JUNE 29, 1999

                                AMOUNT $4,583,892

                              INTEREST RATE: 6.50%


TYPE OF LOAN                    FIXED TERM
DATE OF LOAN                    06/29/99
FIRST INSTALLMENT DATE          09/30/99
NUMBER OF INSTALLMENTS          8
INSTALLMENT FREQUENCY           QUARTERLY
AMOUNT OF LOAN                  $4,583,892
INTEREST RATE                   6.5000%

INTEREST HANDLING METHOD        CHARGED AS INTEREST PAYMENT

   PAYMENT       PAYMENT     DATE OF          AMOUNT           PAYMENT            PAYMENT            BALANCE
   NUMBER          YEAR    TRANSACTION      OF PAYMENT       ON INTEREST       ON PRINCIPAL        DUE ON LOAN
      1             1        9/30/99         74,488.25         74,488.25               0.00          4,583,892
      2             1        12/31/99        74,488.25         74,488.25               0.00          4,583,892
      3             1        3/31/00         74,488.25         74,488.25               0.00          4,583,892
      4             1        6/30/00         74,488.25         74,488.25               0.00          4,583,892
                             YEARLY         297,953.00        297,953.00
                             TOTALS

      5             2        9/30/00         74,488.25         74,488.25               0.00          4,583,892
      6             2        12/31/00        74,488.25         74,488.25               0.00          4,583,892
      7             2        3/31/01         74,488.25         74,488.25               0.00          4,583,892
      8             2        6/30/01      4,658,380.25         74,488.25       4,583,892.00               0.00
                             YEARLY       4,881,845.00        297,953.00
                             TOTALS

-----------------------------------------------------------------------------

                 UNIFORM COMMERCIAL CODE -- SECURITY AGREEMENT

  Gregory M. Shepard            303 E. Washington St., Bloomington, IL 61701
------------------------------, --------------------------------------------,
          Name                                    Address

------------------------------, --------------------------------------------,
          Name                                    Address

(hereinafter called "DEBTOR,"), FOR VALUE RECEIVED, hereby grants to

       American Union
    Financial Corporation       303 E. Washington St., Bloomington, IL 61701
------------------------------, --------------------------------------------,
          Name                                    Address

(hereinafter called "SECURED PARTY") a security interest in the following described property and all additional and accessions thereto (herein collectively called "the Collateral"):



            404,800 common shares of Meridian Insurance Group, Inc.



     This security interest is given to secure the payment of any and all indebtednesses and liabilities whatsoever of the DEBTOR to the SECURED PARTY, whether direct or indirect, absolute or contingent, or due or to become due, and whether now existing or hereafter arising, and together with all costs, attorney's fees, and expenses of SECURED PARTY in respect to the indebtedness or the Collateral (all herein collectively called the "Obligations,") which current indebtedness is in the amount of $4,583,892 and is evidenced by a NOTE of even date herewith.

The DEBTOR hereby warrants, covenants and agrees for value received as follows:

     1. That except for the security interest granted hereby, DEBTOR is, or to the extent that this agreement states that the Collateral is to be acquired after the date hereof, will be, the sole owner of the Collateral, free from any other lien, encumbrance or security interest and that DEBTOR will defend the collateral against all claims and demands of all persons at any time claiming the same or any interest therein;
     2. That if checked here [ ], the Collateral is used primarily for personal, family, or household purposes; that if checked here [ ], the Collateral is used primarily in farming operations;
     3. The Collateral will be kept at the place where the DEBTOR resides unless otherwise stated herein, and shall not be moved unless written consent is first obtained from the SECURED PARTY.
     4. That if any or all of the Collateral has been or is to be attached to real estate, DEBTOR shall furnish SECURED PARTY with a disclaimer signed by all persons having an interest in the real estate, disclaiming any interest in the Collateral prior to the interest of the SECURED PARTY. The description of the real estate is:

            Not applicable

located in the           of                , County of              , Illinois.
     5. That if any or all of the Collateral is crops, the description of the real estate upon which the crops are to be grown in:

            Not applicable

in                     County, Illinois, And the names of the record owner and
of all persons having an interest in said real estate are:




     6. That DEBTOR is the owner of the collateral free and clear of any lien, security interest or encumbrance, except those which may have been previously filed by or on behalf of secured party, of any nature, and that no Financing Statement covering said Collateral or any proceeds thereof is on file in any public office; that at the request of SECURED PARTY, DEBTOR will join with SECURED PARTY in executing one or more Financing Statements pursuant to the Uniform Commercial Code in form satisfactory to SECURED PARTY and will pay the cost of filing the same in all public offices whenever filing is deemed by SECURED PARTY to be necessary or desirable;
     7. That DEBTOR will not sell or otherwise transfer the Collateral or any interest therein and will not permit any other lien or security interest to be attached thereto without the written consent of SECURED PARTY.
     8. That DEBTOR shall keep the Collateral insured with a reputable insurance company satisfactory to SECURED PARTY against physical damage for no less than the total amount owed to SECURED PARTY. Insurance policies shall be payable to SECURED PARTY as its interest may appear. SECURED PARTY may cancel the insurance at any time and receive the return premium, if any. If DEBTOR fails to procure insurance, SECURED PARTY has the option, but is not obligated, to do so at DEBTOR's expense.
     9. That DEBTOR shall promptly pay when due all taxes and assessments that may be levied against the Collateral. If DEBTOR fails to do so, SECURED PARTY has the option, but is not obligated, to make payment at DEBTOR's expense.
     10. SECURED PARTY has the option, but is not obligated to pay and discharge other liens, encumbrances or security interests upon the Collateral, and costs of maintenance, repair and preservation of the collateral.
     11. ALL OF THE ADDITIONAL TERMS AND PROVISIONS ON THE REVERSE SIDE HEREOF ARE INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH ON THIS SIDE OF THIS PAGE.


               -------------------------------------------------

     18. No default shall be waived by SECURED PARTY except in writing and no waiver of any default shall operate as a waiver of any other default or of the same default on a future occasion. All rights of SECURED PARTY hereunder shall be cumulative and shall inure to the benefit of itself, its successors and assigns; and all obligations of DEBTOR shall bind DEBTOR's legal representatives and successors.
     19. If there is more than one DEBTOR, all undertakings, warranties and covenants made by the DEBTOR and all rights, powers and authorities given to or conferred on the SECURED PARTY shall be joint and several.

     This Security Agreement has been executed and delivered by the DEBTOR on the 29th day of June, A.D. 1999. (Secured party need sign only if agreement is to be used as a financing statement).


                                      ---------------------------------------
                                                        Debtor

        American Union
    Financial Corporation                          Gregory M. Shepard
------------------------------------  ---------------------------------------
        Secured Party                                   Debtor

BY /s/ Gregory M. Shepard, President  BY /s/ Gregory M. Shepard
------------------------------------  ---------------------------------------

12. That any amounts paid by SECURED PARTY pursuant to paragraphs 8, 9, and 10 above shall become additional obligations secured by this security agreement, and shall bear interest at the highest legal rate allowable by Illinois Statutes from the dates of any such advances until repaid.

13. In case any of the following events shall happen or occur, DEBTOR shall be in default:

     (a) Failure or neglect to comply with any of the terms, provisions, warranties or covenants of this Security Agreement; or
     (b) Failure to pay any of the Obligations when due at any original or renewed or extended maturity; or
     (c)  If the Collateral or any part thereof ceases to be personal property;
or
     (d) Any warranty, representation or statement made or furnished to SECURED PARTY by or on behalf or DEBTOR shall be or prove to have been false when made or furnished; or
     (e) Any loss, theft, substantial damage, destruction, or encumbrance to or of any of the Collateral or the voluntary or Involuntary transfer of any of the Collateral by way of sale, creation of a security interest, attachment, levy, garnishment or other judicial process; or
     (f) Death, dissolution, termination of existence, insolvency laws or laws for the relief or debtors, by or against, DEBTOR (or if more than one, any of them) or any guarantor or surety for any Debtor, or the appointment of a receiver, trustee, court appointee, or otherwise, for any part of the property of any of them; or
     (g)  If at any time SECURED PARTY feels insecure.

14. Upon any default and at any time or from time to time thereafter, the SECURED PARTY may at its option and without notice or demand declare any one or more or all of the Obligations immediately due and payable, notwithstanding any provisions in any thereof to the contrary and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code (Ill, Rev. Stat. Ch. 26), and all other rights permitted by law, as well as the right to take and may with or without judicial process enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom, and may hold, maintain, repair, preserve and prepare the Collateral for sale, and may without removal render the Collateral nonusable, and may dispose of the Collateral wherever situated, and unless the Collateral in perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the SECURED PARTY will give the DEBTOR reasonable notice of the time and place of any public sale thereof or of the time after which intended disposition is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage, prepaid, to the DEBTOR at the address given herein or if none to any address in the SECURED PARTY's files, at least five days before the time of sale or other disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include SECURED PARTY's reasonable attorneys' fees and legal.

15. The requirements of any notice to Debtor shall be met if such notice is mailed, postage prepaid, to the address of Debtor listed at the beginning of this agreement at least five days prior to the time of sale, disposition or other event. The Secured Party may be the buyer at any public sale, and if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, the Secured Party may buy at private sale.

16. Debtor also agrees that after any default to promptly comply with any demand by the Secured Party to assemble the Collateral and make it available to the Secured Party at a place reasonably convenient to both parties.

17. All rights of the Secured Party in, to and under this agreement and in and to the Collateral shall pass to and may be exercised by any assignee thereof. The Debtor agrees that if the Secured Party gives notice to the Debtor of an assignment of said rights, upon such notice the liability of the Debtor to the assignee shall be immediate and absolute. The Debtor will not set up any claim against the Secured Party as a defense, counterclaim or set-off to any action brought by any such assignee for the unpaid balance owed hereunder or for possession of the Collateral, provided that Debtor shall not waive hereby any right of action to the extent that waiver thereof is expressly made unenforceable under applicable law.



                          ASSIGNMENT WITHOUT RECOURSE


     FOR VALUE RECEIVED, without recourse, the undersigned does hereby sell, assign and transfer to _________________________________________________________
______________________________________ all right, title and interest in and to the within Security Agreement and the property covered thereby and authorizes the said Assignee to do every act and thing necessary to collect and discharge the obligation secured thereby.


                                        _______________________________________
                                                       Creditor

                                        By:____________________________________




                      ASSIGNMENT WITH GUARANTY OF PAYMENT


     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________________________________________________________
_____________________ all right, title and interest in and to the within Security Agreement and the property covered thereby and authorizes the said Assignee to do every act and thing necessary to collect and discharge the obligation secured thereby.

     In consideration of the purchase of the within Security Agreement, the undersigned guarantees payment of the full amount remaining unpaid thereon and covenants that if default be made in payment of any installment herein for a period of ______________________ days to pay the full amount then unpaid to the Assignee upon demand. The liability of the undersigned shall not be affected by any settlement, extension of credit or variation of terms of the within Security Agreement. The undersigned waives notice of acceptance of this guaranty and notice of nonpayment and nonperformance.


                                        _______________________________________
                                                       Creditor

                                        By:____________________________________